                                                                    EXHIBIT 11.1


                           PETERSEN HOLDINGS, L.L.C.

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   (Amounts in thousands, except share data)

                                                        Historical
                                            ----------------------------------
                                              Three Months        Six Months
                                                  Ended              Ended
                                            December 31, 1996    June 30, 1997
                                            -----------------    -------------

Weighted average shares
  outstanding                                  27,840,994         27,840,994
                                               ----------         ----------

Net loss                                       $  (10,594)        $   (4,929)
Preferred unit dividends                            -                (15,419)
                                               ----------         ----------

Net loss attributable to
  common shares                                $  (10,594)        $  (20,348)
                                               ----------         ----------

Pro forma net loss per share                   $    (0.38)        $    (0.73)
                                               ----------         ----------


                         THE PETERSEN COMPANIES, INC.

              COMPUTATION OF PRO FORMA EARNINGS PER COMMON SHARE
                   (Amounts in thousands, except share data)

                                Twelve Months        Six Months      Six Months
                                    Ended              Ended            Ended
                              December 31, 1996    June 30, 1996    June 30, 1997
                              -----------------    -------------    -------------

Weighted average shares
  outstanding                    34,090,994          34,090,994      34,090,994
                                 ----------          ----------      ----------

Income (loss) before extra-
  ordinary item                  $  (26,869)         $  (16,392)     $      813
                                 ----------          ----------      ----------

Pro forma income (loss)
  per share                      $    (0.79)         $    (0.48)     $     0.02
                                 ----------          ----------      ----------